EXHIBIT (i)

Consents

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 26, 2008 in the Prospectus included in the Registration Statement dated 10 December 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Gerard Bradley
Gerard Bradley
Under Treasurer of the State of Queensland

Date: 11 December 2008

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated August 26, 2008 in the Prospectus included in the Registration Statement dated 10 December 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Stephen R. Rochester
Stephen R. Rochester Chief Executive
Queensland Treasury Corporation

Date: 11 December 2008

CONSENT

I hereby consent to the use of the Auditor General’s title under the heading “Experts and Public Official Documents” in connection with the information specified with respect to the Auditor General under such heading and to the use of my Report, dated August 28, 2008, found on page 77 of Queensland Treasury Corporation’s Consolidated Financial Statements, hereby filed as exhibit (c)(i) and the Report found on page (f)-34 of the Description of Queensland and Queensland Treasury Corporation, hereby filed as exhibit (f) in the Form 18-K to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated 10 December 2007 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-147600).

By:	/s/ Val Manera
Mr. Val Manera
Acting Auditor-General

Date: 11 December 2008